EXHIBIT 10.30

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT AND WAIVER

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Second Amendment”) is entered into on October 31, 2013 and made by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), BANK OF AMERICA N.A., as Administrative Agent (“Agent”) L/C Issuer and Lender, and BROWN BROTHERS HARRIMAN & CO. (“BBH”).

Background

The Borrower, the Agent and BBH entered into a Second Amended and Restated Credit Agreement dated as of March 29, 2013, as amended by First Amendment to Second Amended and Restated Credit Agreement dated May 30, 2013 with an effective date as of April 30, 2013 (collectively, the “Original Credit Agreement”).  Capitalized terms used herein but not defined herein will have the meaning given such term in the Original Credit Agreement.  The Borrower has requested that the Agent and the Lenders modify the requirement that Additional HART Revolver Borrowings, increase the Amortizing Revolver Borrowings and that the lenders provide a one-time waiver of the requirement for a mandatory prepayment of a certain Extraordinary Receipt.  The Original Credit Agreement, as amended by this Second Amendment, as further amended, modified or supplemented from time to time, the “Credit Agreement”.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lenders hereby agree as follows:

1. Amendment.  Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 3 below, the following amendments shall be incorporated into the Original Credit Agreement:

(A)           Section 1.01, “Defined Terms” of the Original Credit Agreement is hereby amended by deleting the text in the definition of “Amortizing Revolver Borrowings” in its entirety and replacing it with the following in lieu thereof:

 “ “Amortizing Revolver Borrowings” means the Initial HART Borrowings.”

(B)           Schedule 5.24 attached to the Original Loan Agreement is hereby amended by deleting the schedule in its entirety and replacing it with the Schedule 5.24 attached hereto in lieu thereof.

2. Revolving Credit Loans.  For avoidance of doubt, the portion of the $5,000,000 which were available for Additional HART Revolver Borrowings prior to October 31, 2013, will be available for advances as Revolving Credit Loans, subject to the terms, covenants and conditions of the Credit Agreement and the portion of such $5,000,000 advanced prior to

October 31, 2013 and outstanding on such date will be deemed outstanding Revolving Credit Loans.

3. Waiver.  The Borrower has received or will receive certain proceeds (the “Biometrica Proceeds”), in the approximate amount of $2,010,000, on account of an earn-out related to the so-called “Union Biometrica transaction”, which proceeds constitute an Extraordinary Receipt under the Credit Agreement.  Section 2.05(b)(iv) requires the Borrower prepay the Obligations with the Biometrica Proceeds.  The Lenders hereby waive the requirement of Section 2.05(b)(iv) regarding the Biometrica Proceeds and the Borrowers may retain the Biometrica Proceeds and such Biometrica Proceeds will not be included in the calculation of Extraordinary Receipts for the fiscal year ending December 31, 2013.  The foregoing waiver is for the Biometrica Proceeds only and no other waiver nor any agreement to provide any waiver in the future is given herein.

4. Conditions Precedent.  The provisions of this Second Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a) the Borrower shall have delivered to the Agent a fully executed counterpart of this Second Amendment;

(b) the Borrower shall have paid all fees, costs and expenses owing to the Agent and its counsel on or before the date hereof; and

(c) the Lenders shall have indicated their consent and agreement by executing this Second Amendment.

5. Miscellaneous.

(a) Ratification.  The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Second Amendment, the Original Credit Agreement (as unmodified by this Amendment) shall control.  The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lender under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b) Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Loan Documents, after giving effect to this Second Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Agent and the Lenders that the execution, delivery and performance by the Borrower of this consent letter (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s certificate or articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority. All representations and warranties made in this Second Amendment shall survive the execution and delivery of this Second Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

(c) Reference to Agreement.  Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

(d) Expenses of the Agent.  As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Second Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

(e) Severability.  Any provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable laws of the United States of America.

(g) Successors and Assigns.  This Second Amendment is binding upon and shall inure to the benefit of the Agent, the Lender and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

(h) Counterparts.  This Second Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(i) Effect of Waiver.  No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(j) Headings.  The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

(k) ENTIRE AGREEMENT.  THIS SECOND AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

BORROWER

HARVARD BIOSCIENCE, INC.

By: /s/ Thomas W. McNaughton
Name: Thomas W. McNaughton
Title: Chief Financial Officer and Treasurer

AGENT

BANK OF AMERICA, N.A., as Agent

By: /s/ Laura Call
Name: Laura Call
Title: Assistant Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender

By: /s/ Peter McCarthy
Name: Peter McCarthy
Title: SVP

BROWN BROTHERS HARRIMAN & CO., as a Lender

By: /s/ Daniel G. Head, Jr.
Name: Daniel G. Head, Jr.
Title: SVP

Schedule 5.24
Employment and Labor Agreements

1.	Amended and Restated Employment Agreement between Harvard Bioscience, Inc. and David Green, dated December 18, 2008.

2.	Amended and Restated Employment Agreement between Harvard Bioscience, Inc. and Susan Luscinski, dated December 18, 2008.

3.	Employment Agreement Between Harvard Bioscience, Inc. and Thomas McNaughton, dated November 14, 2008.

4.	Employment Agreement between Harvard Bioscience, Inc. and Jeffrey Duchemin, dated August 26, 2013.

5.	Employment Agreement between Harvard Bioscience, Inc. and Robert E. Gagnon, dated October 2, 2013.